Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-284576

SUPPLEMENT DATED MARCH 12, 2026 TO THE STATEMENT OF ADDITIONAL INFORMATION OF

AIP ALTERNATIVE LENDING FUND P, dated January 28, 2026 (the “Fund”)

Effective immediately, the section of the Fund’s Statement of Additional Information entitled “Control Persons and Principal Holders of Securities” is hereby deleted and replaced with the following:

As of December 31, 2025, no person owned beneficially or of record 5% or more of the outstanding Shares of the Fund.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.